PRICING SUPPLEMENT NO. 60                                      Rule 424(b)(3)
DATED: April 13, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes      Book Entry Notes
$15,000,000                     [x]                      [x]

Original Issue Date:            Fixed Rate Notes         Certificated Notes
April 16, 1998                  [_]                      [_]


Maturity Date:
April 16, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                          Optional               Optional
                       Redemption         Repayment              Repayment
Redeemable On          Price(s)           Date(s)                Price(s)
-------------          ----------         ---------              ---------

N/A                    N/A                N/A                    N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[x]         Treasury Rate                    Interest Reset Period: Weekly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.61%

* Weekly on each Monday, or the day following the Treasury auction.

**       7/16/98, 10/16/98, 1/16/98 and 4/16/99.

*** The three-month Treasury rate on April 13, 1998 plus 61 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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